Exhibit 10.21.3

                      THE AMERICAN INSTITUTE OF ARCHITECTS
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                             AIA DOCUMENT A117-1987
                      Abbreviated Form of Agreement Between
                              Owner and Contractor
                                       for
                     CONSTRUCTION PROJECTS OF LIMITED SCOPE
                        where the basis of payment is the
                           COST OF THE WORK PLUS A FEE
                   with or without a Guaranteed Maximum Price

                                  1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

      This document includes abbreviated General Conditions and should not be used with other general conditions. It has been approved and endorsed by The Associated General Contractors of America.
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AGREEMENT

made as of the 21st day of  June  in the year of Two Thousand and One.

BETWEEN the Owner:                  Roberts Properties Residential, L.P.
                                    8010 Roswell Road, Suite 120
                                    Atlanta, Georgia  30350

and the Contractor:                 Roberts Properties Construction, Inc.
                                    8010 Roswell Road, Suite 120
                                    Atlanta, Georgia  30350

The Project is:                     Addison Place Shoppes
                                    5100 Abbotts Bridge Road
                                    Alpharetta, Georgia  30005

The Architect is:                   Hill Foley & Rossi
                                    3525 Mall Boulevard, Suite 6A
                                    Duluth, Georgia 30096

The Owner and Contractor agree as set forth below.

                                    ARTICLE 1
                            THE WORK OF THIS CONTRACT


1.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

All site clearing, grading, utilities, paving, curb and gutters, landscaping, etc. associated with the construction of a 47,200 square foot retail building. Constructed in accordance with the drawings dated May 10, 2001, prepared by Hill, Foley, Rossi & Associates, Inc. The property consists of 6.84 acres of land located in Land lots 198 and 231 of the 1st District of the 1st Section of Fulton County, Georgia.

Any adverse soil conditions that may be encountered are included in this Cost Plus Contract; any costs associated with those conditions shall be borne by the Owner.


                                    ARTICLE 2
                           RELATIONSHIP OF THE PARTIES


2.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with the requirements of the Contract Documents.

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION


3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

The Date of Commencement shall be the first day after both parties have signed the original Agreement or a later date agreed upon by both parties. Contractor must file a Notice of Commencement per Georgia Law. A recorded copy will be maintained in the Contractor's file and on the jobsite.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than fourteen months after the Date of Commencement, subject to adjustment of this Contract Time as provided in the Contract Documents.

                                    ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 5 and the Contractor's Fee determined as follows:

The Contractor shall be paid monthly on a cost basis plus the Contractor's fee of 5% payable on the 10th of each month unless the 10th falls on a weekend, then payment shall be due on the next business day. The Contractor shall submit an invoice to the Owner no later than the 1st of the following month for all expenses incurred in the preceding month. This invoice shall include a detailed listing of all expenses, which shall include invoice numbers, dates, supplier or subcontractor identification and amount due. The 5% Contractor's Fee shall be billed as a separate line item on the invoice.

4.2      GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

4.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed N/A Dollars ($ N/A ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

                  N/A

4.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

                  N/A

4.2.3    The amounts agreed to for unit prices, if any, are:

                  N/A

                                    ARTICLE 5
                             COSTS TO BE REIMBURSED

5.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 5.

5.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work, including welfare, unemployment compensation, social security and other benefits.

5.1.2 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction. All discounts for cash for prompt payment shall accrue to the Contractor.

5.1.3 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

5.1.4 Costs of all materials, temporary facilities, equipment and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work.

5.1.5 Reasonable rental costs for necessary temporary facilities, machinery, equipment, and hand tools used at the site of the Work, whether rented from the Contractor or others. Rates and quantities of equipment rented shall be subject to the Contractor's prior approval.

5.1.6 That portion directly attributable to this Contract of premiums for insurance and bonds.

5.1.7 Losses and expenses not compensated by insurance or otherwise, sustained by the Contractor in connection with the Work, provided they have resulted from causes other than the fault or neglect of the Contractor.

5.1.8    Costs of removal of debris from the site.

5.1.9 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.

5.1.10 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.



                                    ARTICLE 6
                           COSTS NOT TO BE REIMBURSED

6.1      The Cost of Work shall not include:

6.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, with the exception of the Vice President of Estimating.

6.1.2 Expenses of the Contractor's principal office and offices other than the site office.

6.1.3    Overhead and general expenses, except as may be expressly included in
Article 5.

6.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

6.1.5 Except as provided in Subparagraph 10.2 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to, costs for correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

6.1.6    Any cost not specifically and expressly described in Article 5.

6.1.7 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                    ARTICLE 7
                         DISCOUNTS, REBATES AND REFUNDS

7.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials, equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

7.2 Amounts that accrue to the Owner in accordance with the provisions of Paragraph 7.1 shall be credited to the Owner as a deduction from the Cost of the Work.



                                    ARTICLE 8
                               ACCOUNTING RECORDS

8.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to Contractor's records relating to this Contract. The Contractor shall preserve these records for a period of seven years after final payment, or for such longer period as may be required by law.



                                    ARTICLE 9
                                PROGRESS PAYMENTS

9.1 Based upon Applications for Payment submitted by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided in the Contract Documents. The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

9.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.


         The prevailing prime rate of First Union National Bank, plus 1%.




                                   ARTICLE 10
                                  FINAL PAYMENT

10.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by the Owner to the Contractor when (1) the Contract has been fully performed the Contractor except for the Contractor's responsibility to correct nonconforming Work and to satisfy other requirements, if any, which necessarily survive final payment.

                                   ARTICLE 11
                        ENUMERATION OF CONTRACT DOCUMENTS

11.1 The Contract Documents are listed in Article 12 and, except for Modifications issued after the execution of this Agreement, are enumerated as follows:

                  N/A

11.1.1 The Agreement is this executed Abbreviated Form of Agreement between Owner and Contractor, AIA Document A117, 1987 Edition.

11.1.2 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated N/A , and are as follows:


11.1.3 The Specifications are those contained in the Project Manual dated as in Subparagraph 11.1.2, and are as follows:

Section                            Title                          Pages


                  N/A

11.1.4 The Drawings are as follows, and are dated _________, revised _________ and ________ unless a different date is shown below:


Number                                               Title                              Pages

SITE DRAWINGS:    Rochester & Associates, Inc.       Abbotts Park Commercial            1 - 13
                  Last Revision April 23, 2001       Detail Development                 LS 1-3, LD-1
                                                                                        SR 1-3


11.1.5   The Addenda, if any, are as follows:

Building Drawings provided by Hill, Foley, Rossi & Associates dated May 10,
2001.

Document                                             Title                                       Pages

Building A & B - ARCHITECTURAL:             STRUCTURAL:                         PLUMBING:

1A0.1    Project Notes                      1S0.1    Structural Notes           1P1.1   Floor Plans Bldg. A&B
1A0.2    Key Plan                           1S1.1    Foundation Plan            1P1.2   Schedules, Details & Notes
1A1.1    Floor Plan - Building A            1S1.2    Roof Framing Plan
1A1.2    Floor Plan - Building B            1S1.3    Floor Framing Plan         MECHANICAL:
1A1.3    Roof Plan & Details                1S2.1    Framing Elevations         1M1.1    Floor Plan Bldg. A&B - HVAC
1A1.4    Trash Enclosure Details            1S3.1    Foundation Details         1M1.2    HVAC Roof Plan -Bldg. A&B
1A1.5    Sidewalk Plan & Details            1S3.2    Framing Details            1M1.3    Schedules & Notes - HVAC
1A2.1    Exterior Elevations                1S3.3    Framing Details            1M1.4    Details - HVAC
1A2.2    Enlarged Elevations - Building A   1S3.4    Framing Details
1A2.3    Enlarged Elevations - Building B                                               ELECTRICAL:
1A2.4    Enlarged Elevations - Building B                                               1E1.1    Bldg. A&B Power Plans
1A2.5    Enlarged Elevations - Building A                                               1E1.2    Bldg. A&B Power Plans
1A2.6    Enlarged Elevations - Building A                                               1E2.1    Bldg. A&B Lighting Plans
1A2.7    Enlarged Elevations - Building B                                               1E2.2    Bldg. A&B Lighting Plans
1A3.3    Wall Sections                                                          1E3.1   Bldg. A&B Electrical Elevations
1A3.4    Wall Sections                                                          1E4.1   Panelboard Schedules
1A3.5    Wall Sections                                                          1E4.2   Panelboard Schedules
1A3.6    Wall Sections
1A3.7    Wall Sections
1A3.8    Wall Sections
1A3.9    Wall Sections
1A3.10   Tower Section
1A3.11   Tower Section
1A3.12   Wall Sections
1A3.13   Wall Sections
1A3.14   Suite A-201 Floor Framing Section & Details
1A4.1    Enlarged Plan Details
1A4.2    Enlarged Plan Details
1A4.3    Enlarged Details
1A5.1    Misc. Details

BUILDING C:

Building A & B - ARCHITECTURAL:             STRUCTURAL:                         PLUMBING:

3A0.1    Project Notes                      3S0.1    General Notes              3P1.1   Floor Plans Bldg. C
3A0.2    Key Plan                           3S1.1    Foundation & Slab Plan     3P1.2    Schedules, Details & Notes
3A1.1    Lower Floor Plan & Schedules       3S2.1    Floor & Roof Framing Plan
3A1.2    Upper Floor Plan & Schedules       3S3.1    Framing Elev. & Details    MECHANICAL:
3A1.3    Roof Plan & Details                3S4.1    Foundation Details         3M1.1   Floor Plan Bldg.C - HVAC
3A1.4    Trash Enclosure Details            3S4.2    Framing Details            3M1.2   HVAC Roof Plan - Bldg. C
3A1.5    Patio Plan, Stair & Toilet Details                                     3M1.3   Details & Notes - HVAC
3A1.6    toilet Room Enlarged Plan, Elev. & Sched.
3A1.7    Sidewalk Plan & Details
3A2.1    Exterior Elevations
3A2.2 Enlarged Elevations - Building C                                          ELECTRICAL:
3A2.3 Enlarged Elevations - Building C                                          3E1.1 Bldg. C - Power Plans
3A2.4 Enlarged Elevations - Building C                                          3E2.1 Bldg. C - Lighting Plans
3A2.5 Enlarged Elevations - Building C                                          3E3.1 Bldg. C - Electrical
Elevations
3A3.1 Building Section - Building C                                             3E4.1 Panelboard Schedules
3A3.2 Wall Sections
3A3.3 Wall Sections
3A3.4 Wall Sections
3A3.5 Enlarged Details
3A3.6 Wall Sections
3A4.1 Wall Sections & Details
3A5.1 Misc. Details



Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 11.

11.1.6 Other Documents, if any, forming part of the Contract Documents are as follows:

         Exhibit "B" Application for Payment to follow and shall be provided upon commencement of construction.





This Agreement is entered as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Owner's construction inspector for use in the administration of the Contract, and the remainder to the Owner.



ROBERTS PROPERTIES                           ROBERTS PROPERTIES
RESIDENTIAL, L.P.                            CONSTRUCTION, INC.
a Georgia limited partnership

By:  Roberts Realty Investors, Inc., its sole
        General Partner


/s/ Charles R. Elliott                        /s/ Charles S. Roberts
--------------------------------------------     -------------------------------
Charles R. Elliott, Chief Financial Officer       Charles S. Roberts, President